                                                                     EXHIBIT 4.3




                         COAST FINANCIAL HOLDINGS, INC.

                         SECURITIES CONVERSION AGREEMENT


         SECURITIES CONVERSION AGREEMENT (this "Agreement"), dated as of October 20, 2003, is entered into by and between COAST FINANCIAL HOLDINGS, INC., a Florida corporation (the "Company"), and the preferred stockholders of the Company listed on Schedule 1 hereto (the "Holders").

         WHEREAS, the Holders, collectively, are the beneficial owners of all of the issued and outstanding shares of 7% Series A Non-Cumulative Convertible Perpetual Preferred Stock of the Company (the "Series A Preferred Stock");

         WHEREAS, the Series A Preferred Stock is convertible at any time into shares of the Company's common stock, $5.00 par value per share (the "Common Shares") at the conversion ratio provided in the Articles of Incorporation of the Company ("Conversion Rights");

         WHEREAS, pursuant to the provisions of the Securities Act of 1933 (the "Securities Act"), the Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 ("Registration Statement") to register Common Shares for sale pursuant to a firm commitment underwriter initial public offering ("IPO"); and

         WHEREAS, the Company desires that the Holders exercise their Conversion Rights with respect to all of the issued and outstanding shares of Series A Preferred Stock in connection with, and concurrently with, the closing of the IPO and the Holders desire to exercise such Conversion Rights upon the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing, and of the mutual premises, covenants and agreements contained in this Agreement and other valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

         1.       CONVERSION OF SERIES A PREFERRED STOCK.

                  1.1 CONVERSION OF SERIES A PREFERRED STOCK. Subject to the terms and conditions of this Agreement, each Holder of the Series A Preferred Stock agrees to exercise their respective Conversion Rights and convert all of the issued and outstanding shares of Series A Preferred Stock into 545,000 Common Shares. The number of shares of Preferred Stock being converted by each Holder is set forth next to such Holder's name on Schedule 1 (the "Holder's Preferred Stock"), and each Holder shall receive the number of Common Shares set forth beside such Holder's name on Schedule 1 attached hereto.

                  1.2 PAYMENT OF THE CONVERSION PRICE. Upon satisfaction of the conditions set forth in Sections 4 and 5 of this Agreement, at the Closing and concurrently with the conversion of the Series A Preferred Stock, the Company shall pay to the Holders, collectively, an aggregate of $770,125 ("Conversion Payment") by wire transfer of immediately available funds to an account selected by the Holders and communicated to the Company in writing at least 24 hours prior to Closing.

                  1.3 TIME AND PLACE OF CLOSING. The Closing of the transactions contemplated by this Agreement shall take place at the offices of Carlton Fields, P.A., One Harbour Place, 777 South Harbour Island Boulevard, Tampa, Florida, or such other place as the Company and the Holders may mutually agree, concurrently with the closing of the IPO.

                  1.4 DELIVERIES AND ACTIONS AT CLOSING. At the Closing, the following actions shall be taken and will be deemed to have been taken concurrently at the consummation of the transactions contemplated hereby:

                           (a)      Each Holder shall exercise its Conversion
Rights with respect to all Series A Preferred Stock held by such Holder by delivering to the Company a duly authorized and executed Notice to Convert Series A Preferred Stock in the form set forth as Exhibit A to this Agreement ("Conversion Notice"). The Conversion Notices delivered by the Holders, in the aggregate, shall encompass all of the issued and outstanding shares of Series A Preferred Stock.

                           (b)      Each Holder shall transfer and deliver to
the Company, a certificate or certificates representing all of the Holder's Preferred Stock held by such Holder, duly endorsed or accompanied by stock powers duly executed in blank by such Holder, free and clear of all Liens (as defined in Section 2.3 of this Agreement) ("Holder's Stock Certificate").

                           (c)      The Company shall issue to each Holder a
certificate representing the number of Conversion Shares set forth beside each Holder's name on Schedule 1 attached hereto ("Common Share Certificate").

                           (d)      The Company shall pay the Conversion Payment
in the manner set forth in Section 1.2 of this Agreement.

         2. REPRESENTATIONS OF THE COMPANY. The Company represents and warrants to the Holders as follows:

                  2.1 ORGANIZATION AND STANDING. The Company is a corporation duly incorporated, validly existing and in active status under the law of the State of Florida and has full corporate power and authority to own and lease its properties, to carry on its business as presently conducted.

                  2.2 DUE AUTHORIZATION. The Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and (assuming due authorization, execution, and delivery by Holders) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, (except in all cases to the extent that (i) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors' rights and remedies generally, and (ii) the availability of the equitable remedy of specific performance and injunctive relief is subject to the discretion of the court before which any proceedings may be brought).

                  2.3 ISSUANCE OF CONVERSION SHARES. The issuance and delivery of the Conversion Shares upon exercise of the Conversion Rights have been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company and the Conversion Shares, when issued and delivered upon the conversion of the Series A Preferred Stock in accordance with their terms, will be duly and validly issued, fully paid, and nonassessable, and shall be free and clear of any liens, encumbrances, security interests, charges, or restrictions ("Liens").

                  2.4 REGISTRATION STATEMENT. The Company has delivered to Holders a complete and accurate copy of the Registration Statement (excluding copies of exhibits thereto) filed with the Securities and Exchange Commission prior to the date of this Agreement, and will provide to Holders all amendments or supplements to the Registration Statement filed with the Commission prior to the Closing (the Registration Statement, as amended or supplemented as of the date of Closing, the "Final Registration Statement").

                  2.5 NO VIOLATION. Neither the execution and delivery by the Company of this Agreement, nor the performance by the Company of the transactions contemplated hereby will: (i) conflict with or result in a violation of any provision of the Articles of Incorporation or Bylaws of the Company, (ii) conflict with, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or event of default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any material contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage, instrument of indebtedness, pledge or other arrangement to which the Company or any of its subsidiaries is a party or by which any of their assets are bound or to which their assets are subject, (iii) result in the creation or imposition of any Lien upon any assets of the Company or any subsidiary, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its subsidiaries, or any of their respective properties or assets.

                  2.6 CONSENTS. No consent, approval, order, authorization of, or registration, qualification, designation, declaration, or filing with, any court, arbitration tribunal, administrative agency, commission, or other governmental authority or instrumentality (each hereafter referred to as a "Governmental Entity") is required to be made or obtained by the Company or any of its subsidiaries in connection with the execution and delivery by the Company of this Agreement or the issuance, and delivery of the Conversion Shares as contemplated by this Agreement, except those that are required or permitted to be filed following the issuance of the Conversion Shares.

                  2.7 NO LITIGATION. There are no claims, actions, suits, proceedings, or governmental investigations pending or, to the knowledge of the Company, threatened to be brought against the Company or any of the Holders or their respective business, properties, or assets before any Governmental Entity which (a) challenges or seeks to challenge the consummation of the transactions contemplated by this Agreement, or (b) would materially impede, delay, or impair the consummation of the transactions contemplated by this Agreement.

         3. REPRESENTATIONS OF THE HOLDERS. Each Holder represents and warrants to the Company as follows:

         3.1 ORGANIZATION AND STANDING. Such Holder (a) if a corporation, partnership, trust, or other entity ("Entity"), has been duly formed or incorporated and is validly existing, and in good standing under the laws of the jurisdiction under which it was organized or incorporated, as the case may be, and has full power and authority (corporate or otherwise) to own and lease its properties, to carry on its business as presently conducted, or
(b) if an individual, is at least 21 years of age and has full capacity to enter into this Agreement.

         3.2 DUE AUTHORITY. Such Holder has full power and authority (corporate or otherwise) to execute and deliver this Agreement, to perform its obligations hereunder and consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement by such Holder and the consummation by such Holder of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of such Holder (corporate or otherwise). This Agreement has been duly executed and delivered by such Holder and (assuming due authorization, execution, and delivery by the Company) constitutes a valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms, (except in all cases to the extent that (i) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors' rights and remedies generally, and (ii) the availability of the equitable remedy of specific performance and injunctive relief is subject to the discretion of the court before which any proceedings may be brought.

                  3.3      OWNERSHIP OF SERIES A PREFERRED STOCK.

                           (a)      Such Holder is the sole owner and beneficial
holder of all of such Holder's Preferred Stock and none of such Holder's Preferred Stock is subject to any Liens. Such Holder's Preferred Stock constitutes all of the Series A Preferred Stock beneficially owned, directly or indirectly, by such Holder. Except for the Holder's Preferred Stock, such Holder does not own, directly or indirectly, nor does such Holder have the right to acquire, any additional shares of Series A Preferred Stock.

                           (b)      Such Holder has not entered into any
agreement, contract, plan, arrangement, commitment, or understanding with any person other than the Company with respect to (a) any sale, transfer, assignment, pledge, or other disposition, in whole or in part, of any of the Holder's Preferred Stock or (b) any acquisition of the Holder's Preferred Stock, or any options, warrants, scrip, rights to subscribe to or acquire, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any Holder's Preferred Stock.

                  3.4 NO VIOLATION. Neither the execution and delivery by such Holder of this Agreement, nor the performance by such Holder of the transactions contemplated hereby will: (a) if an Entity, conflict with or result in a violation of any provision of the articles of incorporation or bylaws or other applicable organizational or corporate governance documents of such Holder, (b) conflict with, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or event of default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any material contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage, instrument of indebtedness, pledge or other arrangement to which such Holder or, if an Entity, any of its subsidiaries or affiliates is a party or by which any of their assets are bound or to which their assets are subject, (c) result in the creation or imposition of any Lien upon any assets of such Holder or, if an Entity, any of its subsidiaries or affiliates, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Holder or, if an Entity, any of its subsidiaries or affiliates, or any of their respective properties or assets.

                  3.5 CONSENTS. No consent, approval, order, authorization of, or registration, qualification, designation, declaration, or filing with, any Governmental Entity is required to be made or obtained by such Holder or, if an Entity, any of its subsidiaries or affiliates in connection with the execution and delivery by such Holder of this Agreement or the issuance, and delivery of the Conversion Shares as contemplated by this Agreement or the consummation of the transactions contemplated hereby.

                  3.6 INVESTMENT. Such Holder has received and carefully reviewed the Registration Statement, and will review the Final Registration Statement prior to the Closing, each in their entirety. Each Holder hereby acknowledges that it has not been furnished with any oral or written information concerning the Company, the IPO, or the conversion of the Series A Preferred Stock, other than the Registration Statement, the Final Registration Statement, and this Agreement and such Holder has relied solely on the foregoing in connection with its decision to exercise its Conversion Rights. Such Holder represents that it has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of an investment in the Common Shares and the Holder is able financially to bear the risks thereof. The Holder has been represented by counsel and other advisors of its choosing.

                  3.7 NO LITIGATION. There are no claims, actions, suits, proceedings, or governmental investigations pending or, to the knowledge of such Holder, threatened to be brought against the Company or any of the Holders or their respective business, properties, or assets before any Governmental Entity which (a) challenges or seeks to challenge the consummation of the transactions contemplated by this Agreement, or (b) would materially impede, delay, or impair the consummation of the transactions contemplated by this Agreement.

                  3.8 TAX CONSEQUENCES. Each Holder acknowledges such Holder is aware that the Company does not have any current or accumulated earnings or profits, nor does it have any retained earnings and, as a result, the Conversion Payment made to such Holder upon exercise of their Conversion Rights will likely constitute a return of capital for federal income tax purposes and that their federal income tax basis in the Conversion Shares will need to be reduced to reflect the characterization of such payment. Each Holder further acknowledges that the Company is not providing such Holder with any tax advice or guidance with respect to the transactions contemplated by this Agreement and that each such Holder bears the responsibility of seeking tax advice from their own financial advisors.

         4. CONDITIONS TO THE OBLIGATIONS OF THE HOLDERS AT THE CLOSING. The obligation of the Holders to exercise their Conversion Rights at the Closing is subject to the fulfillment, or the waiver by all of the Holders, of each of the following conditions on or before the Closing.

                  4.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company contained in Section 2 of this Agreement shall be true and correct in all material respects on the date of this Agreement and on and as of the Closing.

                  4.2 PERFORMANCE. The Company shall have performed and complied in all material respects with all covenants, agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Closing.

                  4.3 NO LITIGATION. There shall be no action, suit, investigation or proceeding pending, or to the knowledge of any Holder or the Company threatened, which seeks to restrain, enjoin or prevent the consummation of the transactions contemplated by this Agreement or which challenges the validity of, or seeks to recover damages or to obtain other relief in connection with the transactions contemplated by this Agreement.

                  4.4 DELIVERY OF COMMON STOCK CERTIFICATES AND CONVERSION PAYMENT. The Conversion Payment and the Common Share Certificates to be issued to the Holders shall have been delivered by the Company at the Closing in accordance with Section 1.4 of this Agreement.

         5. CONDITION TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to pay the Conversion Payment and deliver the Conversion Shares to the Holders at the Closing are subject to fulfillment, or the waiver, of the following condition on or before the Closing, of each of the following conditions:

                  5.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Holders contained in Section 3 shall be true in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of that date.

                  5.2 PERFORMANCE. Each Holder shall have performed and complied, in all material respects, with all covenants, agreements and conditions contained herein required to be performed or complied with by such Holder prior to or at the Closing, including the delivery of Conversion Notice and the certificates representing the shares of Series A Preferred Stock subject to such Conversion Notice.

                  5.3 NO LITIGATION. There shall be no action, suit, investigation or proceeding pending, or to the knowledge of the Holder or the Company threatened, which seeks to restrain, enjoin or prevent the consummation of the transactions contemplated by this Agreement or which challenges the validity of, or seeks to recover damages or to obtain other relief in connection with the transactions contemplated by this Agreement.

                  5.4 TRANSACTION DOCUMENTS. The Conversion Notice and the Holder's Stock Certificate shall have been executed and delivered to the Company at the Closing in accordance with Section 1.4 of this Agreement.

         6. PUBLICITY. Without the prior written consent of the Company, which may be withheld or delayed for any reason whatsoever, Holders shall not have the right to disclose the consummation of the transactions contemplated by this Agreement, unless required by law (provided in each such case that the Holder has cooperated with the Company to take all legal steps necessary to avoid the necessity of such disclosure).

         7.       MISCELLANEOUS

                  7.1 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties to this Agreement or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  7.2 BROKERS. The Company and each Holder (a) represent and warrant to the other party hereto that he or it has not retained, employed, or is subject to the valid claim of, any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Agreement who might be entitled to a fee or commission from the Company or any Holder in connection with such transactions based upon arrangements made by or on behalf of the Company or such Holder, as the case may be, and (b) each agree that they will indemnify and save the other party harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party.

                  7.3      EXPENSES AND FEES.

                           (a)      Except as specifically provided in Section
7.3(b) of this Agreement, each party to this Agreement shall be responsible for the payment of all expenses incurred by them in connection with this Agreement and the transactions contemplated hereby.

                           (b)      In the event that any suit or action is
instituted to enforce any provision of this Agreement, the prevailing party in such suit or action shall be entitled to recover from the losing party, all fees, costs, and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants and all reasonable fees, costs, and expenses of appeals.

                  7.4 SEVERABILITY. In the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement; but this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible. Notwithstanding the above, if a provision hereto is held invalid and as a result it shall substantially impair the benefits of the remaining provisions hereto, the parties agree to re-negotiate, in good faith, such provision or provisions.

                  7.5 SPECIFIC PERFORMANCE. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, the Company shall be entitled to specific performance of the agreements and obligations of the Holders hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

                  7.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida (without reference to the conflicts of law provisions thereon).

                  7.7 NOTICE. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) two business days after, being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

                  If to the Company:  Coast Financial Holdings, Inc.
                                      2412 Cortez Road West
                                      Bradenton, Florida 34207
                                      Attention: Gerald L. Anthony, President
                                      and CEO



                  With a copy to:     Richard A. Denmon, Esq.
                                      Carlton Fields, P.A.
                                      777 South Harbour Island Boulevard
                                      Tampa, Florida 33602
                                      Telephone:  (813) 223-7000
                                      Telecopy:  (813) 229-4133

                  If to the Holders: At the address set forth on the Company's books and records


         Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, or first class mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section 7.7.

                  7.8 COMPLETE AGREEMENT. This Agreement, together with the Schedules and Exhibits, represent the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

                  7.9 AMENDMENTS AND WAIVERS. This Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and all of the Holders. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

                  7.10 PRONOUNS. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

                  7.11 SECTION HEADINGS. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

                  7.12 COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

                  7.13 FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of the Holders or the Company, the Company and the Holders shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

        [REMAINDER OF PAGE INTENTIONALLY BLANK. SIGNATURES ON NEXT PAGE.]

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as of the date first written above.


                                         COMPANY:

                                         COAST FINANCIAL HOLDINGS, INC.
                                         a Florida corporation



                                         By: /s/ Gerald Anthony
                                            ----------------------------------


                                         HOLDER:


                                         Stephen H. Aidlin and Mary K. Aidlin


                                         By:    /s/ Stephen H. Aidlin
                                            ----------------------------------
                                                    Stephen H. Aidlin


                                         By:      /s/ Mary K. Aidlin
                                            ----------------------------------
                                                      Mary K. Aidlin


                                         Ron K. Bailey

                                         By:      /s/ Ron K. Bailey
                                            ----------------------------------
                                                      Ron K. Bailey


                                         Frank J. Barkocy and Barbara A. Barkocy


                                         By:     /s/ Frank J. Barkocy
                                            ----------------------------------
                                                     Frank J. Barkocy


                                         By:    /s/ Barbara A. Barkocy
                                            ----------------------------------
                                                    Barbara A. Barkocy


                                         Robert Birrenkoff


                                         By:    /s/ Robert Birrenkoff
                                            ----------------------------------
                                                    Robert Birrenkoff

                  Roger E. Brownell, Trustee of Roger E. Brownell, Revocable Living Trust, U/D/T 3/28/95



                  By: /s/ Roger E. Brownell
                      -----------------------------------------


                  Fleet National Bank,
                  Trustee for Gene F. Bruyette, RIRA



                  By: /s/ Gene F. Bruyette
                      -----------------------------------------
                               Gene F. Bruyette

                  Bruyette Family Interests Limited Partnership



                  By: /s/ Gene F. Bruyette
                      -----------------------------------------
                               Gene F. Bruyette

                  R. David Collin



                  By: /s/ R. David Collin
                      -----------------------------------------
                               R. David Collin

                  Frederick W. Dreher



                  By: /s/ Frederick W. Dreher
                      -----------------------------------------
                               Frederick W. Dreher

                  Nan H. Dreher as Custodian for Caroline G.
                  Montague under the Maryland Uniform Gift to
                  Minors Act

                  By: /s/ Nan H. Dreher
                      -----------------------------------------
                               Nan H. Dreher

                                        Louise L. Ferguson


                                        By: /s/ Louise L. Ferguson
                                           -------------------------------------
                                                    Louise L. Ferguson


                                        First Carolina Investors, Inc.


                                        By: /s/ Brent Baird
                                           -------------------------------------
                                                   Brent Baird, Chairman


                                        Bruce Frieman


                                        By: /s/ Bruce Frieman
                                           -------------------------------------
                                                       Bruce Frieman


                                        Richard A. Grossman


                                        By: /s/ Richard A. Grossman
                                           -------------------------------------
                                                      Richard A. Grossman


                                        Hibernia Worldwide, Inc.


                                        By: /s/ Robert R. Walker
                                           -------------------------------------
                                                       Robert R. Walker,
                                                      Investment Manager


                                        United Trust A/C/F the Self-Directed
                                        IRA of Robert G. Isbell


                                        By: /s/ Robert G. Isbell
                                           -------------------------------------
                                                      Robert G. Isbell


                                        Thomas S. Johnson


                                        By: /s/ Thomas S. Johnson
                                           -------------------------------------
                                                      Thomas S. Johnson

                                        Stephen B. Lazzara


                                        By: /s/ Stephen B. Lazzara
                                           -----------------------------------
                                               Stephen B. Lazzara




                                        Lencap Investments, LLC


                                        By: /s/ Marvin Lender
                                           -----------------------------------
                                                Marvin Lender, Manager



                                        Bruce Lisman


                                        By: /s/ Bruce Lisman
                                           -----------------------------------
                                                Bruce Lisman



                                        Robert J. Lombardo


                                        By: /s/ Robert J. Lombardo
                                           -----------------------------------
                                                Robert J. Lombardo



                                        Paul C. Lowerre Co-Executor of Estate
                                        of Bettina G. Lowerre


                                        By: /s/ Paul C. Lowerre
                                           -----------------------------------
                                                Paul C. Lowerre


                                        By: /s/ Howard B. Presant
                                           -----------------------------------
                                                Howard B. Presant



                                        George J. Michel, Jr.


                                        By: /s/ George J. Michel, Jr.
                                           -----------------------------------
                                                George J. Michel, Jr.

                                         Samuel G. Miller


                                         By: /s/ Samuel G. Miller
                                            -----------------------------------
                                                Samuel G. Miller



                                         David Polak


                                         By: /s/ David Polak
                                            -----------------------------------
                                                David Polak



                                         PRB Investors, LP


                                         By: /s/ Andrew P. Bergman
                                            -----------------------------------
                                                Andrew P. Bergman, Principal



                                         Prudential Securities, Incorporated


                                         By: /s/ Germain Bourdeau
                                            -----------------------------------
                                                Germain Bourdeau



                                         Rainbow Partners LP


                                         By: /s/ Harry V. Keefe, Jr.
                                            -----------------------------------
                                               Harry V. Keefe, Jr., Chairman



                                         Barbara A. Reisig, Trustee Under the
                                         Reisig Trust Dated March 27, 2000


                                         By: /s/ Barbara A. Reisig
                                            -----------------------------------
                                                 Barbara A. Reisig



                                         Kathleen M. Shay


                                         By: /s/ Kathleen M. Shay
                                            -----------------------------------
                                                Kathleen M. Shay

                                 Smith Investment Partners, LP

                                 By: /s/ Roy C. Smith
                                    -------------------------------------------
                                     Roy C. Smith, General Partner


                                 Stevenson Investments Partner, LP

                                 By: /s/ Charles P. Stevenson, Jr.
                                    -------------------------------------------
                                     Charles P. Stevenson, Jr., General Partner


                                 Raymond James & Associates, Inc. Custodian FBO Michael K. Vargo IRA R/O UAD 2-26-02

                                 By: /s/ Michael K. Vargo
                                    --------------------------------------------
                                     Michael K. Vargo


                                 Victoria Walker

                                 By: /s/ Victoria Walker
                                    --------------------------------------------
                                     Victoria Walker


                                 Bert W. Wasserman

                                 By: /s/ Bert W. Wasserman
                                    --------------------------------------------
                                     Bert W. Wasserman


                                 WIT Ventures, LTD

                                 By: /s/ W. A. Krusen, President
                                    --------------------------------------------
                                     Authorized Signer



Signature page(s) to Securities Conversion Agreement

                                   SCHEDULE 1

                         SERIES A PREFERRED STOCKHOLDERS

                                                                 NUMBER OF SERIES A PREFERRED      NUMBER OF COMMON SHARES TO BE
                        HOLDER                                      SHARES BEING CONVERTED           RECEIVED UPON CONVERSION
----------------------------------------------------------------------------------------------------------------------------------
Stephen H. Aidlin and Mary K. Aidlin                                       5,000                                5,000

Ron K. Bailey                                                              5,000                                5,000

Frank J. Barkocy and Barbara A. Barkocy                                    2,500                                2,500

Robert Birrenkoff                                                          2,500                                2,500

Roger E. Brownell, TTEE of Roger E. Brownell, Rev. Living Trust            5,000                                5,000

Fleet National Bank, Trustee for Gene F. Bruyette, RIRA                    5,000                                5,000

Bruyette Family Interests Limited Partnership                              5,000                                5,000

R. David Collin                                                            5,000                                5,000

Frederick W. Dreher                                                        6,750                                6,750

Nan H. Dreher as Custodian for Caroline G. Montague                          750                                  750
under the Maryland UGTMA

Louise L. Ferguson                                                         2,500                                2,500

First Caroline Investors, Inc.                                           100,000                              100,000

Bruce Frieman                                                              2,500                                2,500

Richard Grossman                                                          10,000                               10,000

                                   SCHEDULE 1

                         SERIES A PREFERRED STOCKHOLDERS
                                    (PAGE 2)

Hibernia Worldwide, Inc.                                                                     10,000                      10,000

United Trust A/C/F the Self-Directed IRA of Robert Isbell                                     2,500                       2,500

Thomas S. Johnson                                                                            10,000                      10,000

Stephen B. Lazzara                                                                            5,000                       5,000

Lencap Investments, LLC                                                                      10,000                      10,000

Buce Lisman                                                                                   5,000                       5,000

Robert J. Lombardo                                                                            5,000                       5,000

Paul C. Lowerre Co-Executor of the Estate of Bettina G. Lowerre                              25,000                      25,000

George J. Michel, Jr.                                                                        10,000                      10,000

Samuel G. Miller                                                                             10,000                      10,000

David Polak                                                                                  10,000                      10,000

PRB Investors, LP                                                                            23,000                      23,000

Prudential Securities, Inc.                                                                 100,000                     100,000

Rainbow Partners LP                                                                         105,500                     105,500

Barbara A. Reisig, Trustee Under the Reisig Trust Dated 3-27-00                               5,000                       5,000

Kathleen M. Shay                                                                              2,500                       2,500

                                   SCHEDULE 1

                         SERIES A PREFERRED STOCKHOLDERS
                                    (PAGE 3)

Smith Investment Partners, LP                                                                15,000                      15,000

Stevenson Investments Partner, LP                                                             7,000                       7,000

Raymond James & Associates, Inc. Custodian FBO                                                9,700                       9,700
Michael K. Vargo IRA U/A/D 2-26-02

Victoria Walker                                                                               5,000                       5,000

Bert W. Waserman                                                                            10,000                      10,000

WIT Ventures, LTD                                                                             2,300                       2,300

                         [FORM OF NOTICE OF CONVERSION]


To:      Coast Financial Holdings, Inc.
         2412 Cortez Road West
         Bradenton, Florida 34207
         Attention: Corporate Secretary


         The undersigned hereby irrevocably elects to convert all and not less than all of the shares of 7% Series A Non-Cumulative Convertible Perpetual Preferred Stock (the "Series A Preferred Stock") of Coast Financial Holdings, Inc. (the "Company") beneficially owned by the undersigned as of the date hereof, represented by the stock certificate or certificates accompanying this Notice of Conversion, into common shares of the Company, par value $5.00 per share, pursuant to the provisions of the Series A Preferred Stock at the exchange rate of one Common Share for each share of Series A Preferred Stock so converted hereby and as set forth below:

     NUMBER OF SERIES A PREFERRED            NUMBER OF COMMON SHARES TO BE
         STOCK BEING CONVERTED                RECEIVED UPON CONVERSION
     ----------------------------            -----------------------------


         In connection with the conversion of the shares of Series A Preferred Stock hereby, the undersigned requests that the certificates for such shares be issued in the name of:

                                            Name:
                                                    ---------------------------

                                          Address:
                                                    ---------------------------


                                                    ---------------------------

                  Taxpayer ID/Social Security No.:
                                                    ---------------------------



Dated:                     , 2003
         ------------------

                                    Printed Name:
                                                    ---------------------------

                                    Signature:
                                                    ---------------------------

                                    Address:
                                                    ---------------------------

(Signature must conform in all respects to the name of holder as specified on the face of the certificate representing the Series A Preferred Stock being converted into Common Shares hereby.)